Exhibit 10.4(e)

Schedule of Warrants Issued

Through August 9, 2013, warrants in the form filed as Exhibit 10.4(a) to this Quarterly Report on Form 10-Q of KiOR, Inc. were issued pursuant to Amendment No. 1 to the Loan and Security Agreement dated as of March 18, 2013 among the Company, KiOR Columbus LLC, 1538731 Alberta Ltd., 1538716 Alberta Ltd. and KFT Trust, Vinod Khosla, Trustee as follows:

Date Issued	Warrantholder	Numbers of Underlying Shares	Exercise Price
April 24, 2013	KFT Trust, Vinod Khosla, Trustee	406,954	$4.42
May 17, 2013	KFT Trust, Vinod Khosla, Trustee	390,009	$4.62
June 17, 2013	KFT Trust, Vinod Khosla, Trustee	406,923	$4.42
July 26, 2013	KFT Trust, Vinod Khosla, Trustee	355,751	$5.06